EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Affordable Green Homes International, Inc. (the "Company") on Form 10-QSB for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Julian Basilo, principal accounting officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the period ending December 31, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ending December 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of Affordable Green Homes International, Inc.

Date: February 19, 2008

AFFORDABLE GREEN HOMES INTERNATIONAL:

	By:	/s/ Juliann Basilo
Juliann Basilo
Principal Financial Officer